Exhibit 99.1

Specialized Health Products International, Inc. Completes

 Merger with The Med-Design Corporation

Transaction Creates Leading Technology Provider of Safety Medical Needles

BOUNTIFUL, Utah – June 2, 2006 - Specialized Health Products International, Inc. (“SHPI”) (OTCBB: SHPI) today announced the completion of its merger with The Med-Design Corporation (“Med-Design”) (NASDAQ: MEDC).  The transaction was approved by stockholders of both companies and was finalized on June 2, 2006.  As a result of the merger, Med-Design common stock is no longer being traded and shares of Med-Design common stock were converted into the right to receive 1.25863 shares of SHPI common stock.

The combination of SHPI and Med-Design creates a leading provider of technology for safety medical needles.  The combined company has three complementary platform technologies, which provide viable safety solutions for virtually all medical needles.  The combined company has four self-manufactured product lines, including three of the leading brands in the safety Huber needle market, and anticipates launching three new manufactured product lines in the second half of 2006.  The combined company has multiple license or development and OEM supply agreements in place with some of the leading medical products companies in the world, including BD Medical, Tyco Healthcare, Bard Access Systems, Merit Medical Systems, and TAP Pharmaceutical Products.

“By combining these two independently growing technology companies into a more efficient entity with multiple revenue streams, we expect to expand our presence in safety medical needles and create new opportunities for profitable growth,” said Jeff Soinski, President and CEO of SHPI.  “We expect to achieve significant cost-savings as a result of the merger.  By eliminating the significant overlap between the two companies, we anticipate being able to reduce our combined annual operating expenses by approximately $4 million to $5 million compared with our combined expenses in 2005.”

“With a strengthened cash position, reliable new revenue streams, and the ability to leverage our expanded intellectual property portfolio, we anticipate that this merger will enable us to more rapidly enter new markets and accelerate our growth over the next several years,” continued Mr. Soinski.

“We have previously guided to 25 to 35% revenue growth for the year on a stand alone basis.  By adding approximately seven months of revenue from the Med-Design merger, we anticipate that we can increase our annual revenue growth rate to 70 to 80% for 2006 compared with SHPI’s stand alone revenue in 2005.  Further, we expect the combined company to be profitable and generate positive cash flow in 2006,” commented Mr. Soinski.   “In 2007, we expect to benefit from a full year of additional revenue from the Med-Design product lines, as well as the three new manufactured product lines we anticipate launching in the second half of 2006.”

SHPI management will lead the combined company.  Jeff Soinski continues as president and chief executive officer, and Don Solomon, Ph.D. remains chief operating officer and chief technology officer.  The Board of Directors of the combined company includes six members from SHPI and two from Med-Design.  Guy Jordan, Ph.D. remains chairman of the Board of Directors.  Vincent Papa and Ralph Balzano, Med-Design’s chairman and vice-chairman respectively, have joined the SHPI Board.

The company will immediately begin executing the planned integration of the two companies’ operations, manufacturing, and customer service organizations to ensure a smooth transition and capture anticipated cost-savings.  Integration is expected to be substantially complete by the end of the second quarter.  SHPI will close Med-Design’s Ventura, California facility, and the combined company will be headquartered in Bountiful, Utah.

SHPI stockholders have also approved a proposal to change the company’s name to “Salus Medical, Inc.” and provided authorization to execute up to a 1-for-10 reverse stock split, if considered by the company’s Board to be in the best interest of its stockholders.  The Board does not plan on taking these actions concurrent with closing of the merger.  However, the combined company’s Board of Directors will continue to consider both the name change and a potential reverse stock split in relation to a potential future application for a Nasdaq listing under a new stock symbol.  Until such application is made and approved or SHPI discloses otherwise, the company will continue to be named “Specialized Health Products International, Inc.” and be traded on the OTC Bulletin Board under the symbol “SHPI”.

SHPI will provide an update on the merger integration and combined company’s operations on its second quarter financial results conference call in August 2006.  A press release with scheduling and call-in information will be provided at least one week prior to the call.

About Specialized Health Products International, Inc.

Specialized Health Products International, Inc. (“SHPI”) manufactures and markets proprietary disposable medical devices for clinician and patient safety.   SHPI has developed multiple safety needle products based upon a broad intellectual property portfolio that applies to virtually all medical needles used today.  SHPI markets certain products, including three of the leading brands in the safety Huber needle market, under its own label.  It licenses or supplies other products to leading manufacturers and marketers in the global disposable medical products industry, including Tyco Healthcare, Bard Access Systems, and BD Medical.  In June 2006, SHPI merged with The Med-Design Corporation, another leading technology provider in the safety medical needle space.  For more information about SHPI, visit the company’s website at www.shpi.com.

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.  The foregoing statements regarding our outlook on our future performance, the potential impact of new product agreements, the trends with respect to new products, our revenue expectations and statements regarding the merger of SHPI and Med-Design and the transactions related thereto include forward looking statements, which are subject to risks and uncertainties, including but not limited to the fact that our success is dependent on sales generated by our distribution and licensing partners, we have a history of losses, most of our revenues are based on relationships with two companies, which relationships may cease for a variety of reasons, we are dependent on third party manufacturers, we may need and be unable to obtain additional financing, we can be harmed by adverse governmental regulation, we may fail to obtain certain FDA approvals, we are subject to negative pricing pressures, our products may fail, our research and development efforts may fail, the combination of SHPI and Med-Design may not result in a stronger company, and that the costs related to the merger with Med-Design will exceed the benefits. There is no guarantee that a reverse stock split will enable us to meet NASDAQ listing requirements or that we will ever qualify for listing on NASDAQ, undertake a reverse stock split or change our name. Statements made herein are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. We may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, the effect of our accounting policies and other risk factors detailed in our SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect us and our operations, are included on certain forms we file with the Securities and Exchange Commission.

Contact:

Specialized Health Products International, Inc.

Paul S. Evans

Tel: 801-298-3360

pevans@shpi.com